Exhibit 99.1

Bruker BioSciences Reports Second Quarter 2004 Results

Billerica, Massachusetts, August 3, 2004 (BUSINESS WIRE)  –  Bruker BioSciences Corporation (NASDAQ: BRKR) today reports its financial results for the second quarter and six months ended June 30, 2004.  On July 1, 2003, Bruker Daltonics Inc. merged with Bruker AXS Inc. to form Bruker BioSciences Corporation.  All results for periods prior to this merger are historical combined results of the two previously separate companies.

For the second quarter of 2004, Bruker BioSciences reported a 5% increase in revenue to $64.1 million, compared to revenue of $60.9 million in the second quarter of 2003.  For the six months ended June 30, 2004, revenue increased 7% to $132.3 million, compared to revenue of $124.0 million for the same period last year.

In the second quarter of 2004, GAAP net loss was $(4.7) million, or $(0.05) per diluted share, compared to a net loss of $(1.6) million, or $(0.02) per diluted share, in the second quarter of 2003.  In the second quarter of 2004, adjusted net loss, as defined below, was $(3.9) million, or $(0.04) per diluted share, compared to adjusted net loss of $(37,000), or $(0.00) per diluted share, in the second quarter of 2003.

For the six months ended June 30, 2004, GAAP net loss was $(3.6) million, or $(0.04) per diluted share, compared to a net loss of $(3.2) million, or $(0.04) per diluted share, for the same period last year.  During the six months ended June 30, 2004, adjusted net loss was $(2.7) million, or $(0.03) per diluted share, compared to adjusted net income of $1.1 million, or $0.01 per diluted share, for the same period last year.  Adjusted net income/loss is a non-GAAP financial measure that excludes the amortization of acquisition-related assets, write-off of an investment, other special charges, and adjustments for the pre-merger minority interest in Bruker AXS.

The financial schedules also reflect a reclassification of service costs from marketing and selling to cost of product revenues as explained in the financial schedules.

COMMENTS AND OUTLOOK

Frank Laukien, President and CEO, reiterated his statement from the Company’s preliminary announcement issued on July 15, 2004:  “In general, we are experiencing a lengthening in the time from order booking to customer acceptance.  Both of our operating companies have introduced significant new products in the last few quarters.  These new products are driving our bookings growth, but are taking longer to become revenue.  In addition, the mix of new orders is impacting our revenue, with strong order bookings for product lines with longer lead times.  We also experienced some impact from the weakening of the Euro between the first and second quarter 2004, customer site delays, and bookings activity weighted toward the end of the second quarter.  We expect that all of our new products will begin to ship in the second half of this year.  However, we do not expect to fully make up the second quarter revenue shortfall during the rest of the year.”

Dr. Laukien expanded on the general business situation: “We believe that this is a transitional issue, and that our business fundamentals and demand for our products remain strong.  In fact, our new order bookings as well as our backlog growth have been very satisfactory in both the first and now the second quarter.  In the first half of 2004, our new order bookings grew more than 15% when compared to the first half of 2003, in line with our long-term revenue growth goals.  Moreover, as of June 30, 2004 our backlog has increased more than 20% when compared to June 30, 2003.  This bodes well for the second half of this year.”

Laura Francis, Chief Financial Officer, added: “While we are disappointed with our second quarter financial results, we are encouraged by these healthy bookings and backlog trends which demonstrate that our products are competitive and the markets we serve are strong.  Accordingly, we maintain our long-term top-line growth goal of 13-15%.”

She continued: “Due to the fact that both of our businesses mostly sell ‘big ticket’ items, we may from time to time experience significant fluctuations between our quarterly guidance and our actual financial results.  While often these effects get balanced out over our entire business, we have experienced this volatility in the second quarter, when several effects that delayed revenue aligned in the same quarter.  Keeping in mind these limitations to our visibility, for the third quarter of 2004, we anticipate revenue of $68 to 72 million and adjusted EPS of $0.00 to 0.02 per diluted share.”

OPERATING BUSINESSES

Set forth below is selected financial information for Bruker BioSciences’ two operating businesses:  Bruker Daltonics (life-science mass spectrometry and NBC detection business) and Bruker AXS (x-ray analysis business):

BRUKER DALTONICS

In the second quarter of 2004, revenue for the Bruker Daltonics business increased 1% to $34.9 million, from $34.4 million in the second quarter of 2003.  For the six months ended June 30, 2004, revenue for the Bruker Daltonics business increased 8% to $73.7 million, from $68.5 million for the same period last year.

For the six months ended June 30, 2004, Bruker Daltonics revenue was derived 71% from life-science mass spectrometry systems, 9% from substance detection systems, and 20% from aftermarket sales.

For the second quarter of 2004, adjusted EBITDA was $1.5 million, compared to $3.9 million for the second quarter of 2003.  For the six months ended June 30, 2004, adjusted EBITDA was $6.7 million, compared to $7.8 million for the same period last year.    See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

BRUKER AXS

Revenues for the Bruker AXS business increased 11% to $29.3 million in the second quarter of 2004, compared to $26.5 million in the second quarter of 2003.  For the six months ended June 30, 2004, revenues for the Bruker AXS business increased 6% to $58.6 million, compared to $55.4 million for the same period last year.    Revenues increased for elemental composition and thermal analyzer systems, as well as for aftermarket sales.

For the six months ended June 30, 2004, Bruker AXS revenue was derived 68% from x-ray systems and 32% from aftermarket sales.

Adjusted EBITDA was $(0.1) million in the second quarter of 2004, compared to $0.1 million in the second quarter of 2003.  Adjusted EBITDA was $1.4 million for the six months ended June 30, 2004, compared to $2.1 million for the same period last year.    See the accompanying tables for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measures of adjusted net income, EPS, and EBITDA.  Adjusted net income and EPS exclude certain items including amortization of acquisition-related assets, write-off of an investment, other special charges, and adjustments for the pre-merger minority interest in Bruker AXS.  We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods.  Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense, write-off of an investment and other special charges.  We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.  However, the non-GAAP financial measures included in this press release are not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 4:30 p.m. Eastern Time on Tuesday, August 3, 2004.  To listen to the webcast, investors can go to www.bruker-biosciences.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada.  Investors should refer to the Bruker BioSciences

Quarterly Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 36523383.

ABOUT BRUKER BIOSCIENCES

Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker Daltonics Inc. and Bruker AXS Inc.  Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on x-ray technology.  Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry.  Bruker Daltonics also offers a broad line of nuclear, biological and chemical (NBC) detection products for defense and homeland security.  For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company’s products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2003, our most recent quarterly reports on Form 10-Q, our current reports on Form 8-K and the joint proxy statement/prospectus filed in connection with the merger with Bruker AXS. We disclaim any intent or obligation to update these forward-looking statements.

FOR FURTHER INFORMATION:	Michael Willett, Investor Relations Officer
Tel: (978) 663-3660, ext. 1411
Email: ir@bruker-biosciences.com

Condensed consolidated statements of operations, reconciliations, operating business information, and balance sheets follow for Bruker BioSciences.

Bruker BioSciences Corporation

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Product revenues	$63,817	$60,891	$131,720	$123,905
Other revenues	330	12	582	57

Net revenues	64,147	60,903	132,302	123,962

Costs and operating expenses:
Cost of product revenues (a)	38,098	35,073	75,387	69,809
Marketing and selling (a)	15,278	13,667	29,715	27,272
General and administrative	5,115	4,315	9,149	8,061
Research and development	10,933	9,745	21,363	18,593
Reversal of liability accrual	—	(1,929)	—	(1,929)
Other special charges	—	3,038	—	6,233
Total costs and operating expenses	69,424	63,909	135,614	128,039

Operating loss	(5,277)	(3,006)	(3,312)	(4,077)
Interest and other income (expense), net	(965)	217	(866)	335

Loss before taxes	(6,242)	(2,789)	(4,178)	(3,742)
Income tax expense (benefit)	(1,580)	(560)	(560)	307

Loss before minority interest	(4,662)	(2,229)	(3,618)	(4,049)
Minority interest in subsidiaries	19	(651)	30	(854)
Net loss	$(4,681)	$(1,578)	$(3,648)	$(3,195)

Basic and diluted loss per share	$(0.05)	$(0.02)	$(0.04)	$(0.04)

Weighted average shares outstanding - basic and diluted	88,558	76,531	87,505	76,531

(a)                                  Certain service costs previously classified in marketing and selling expenses have been reclassified to cost of product revenues in the following amounts: $0.9 million and $0.9 million for Q2 2004 and 2003, respectively, and $2.5 million and $1.5 million for the the six months ended June 30, 2004 and 2003, respectively.

Bruker BioSciences Corporation

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Product revenues	$63,817	$60,891	$131,720	$123,905
Other revenues	330	12	582	57

Net revenues	64,147	60,903	132,302	123,962

Costs and operating expenses:
Cost of product revenues (a)	38,098	35,073	75,387	69,809
Marketing and selling (a)	15,278	13,667	29,714	27,272
General and administrative	4,323	4,315	8,239	8,061
Reversal of liability accrual	—	(1,929)	—	(1,929)
Research and development	10,933	9,745	21,363	18,593
Total costs and operating expenses	68,632	60,871	134,704	121,806

Operating income (loss)	(4,485)	32	(2,402)	2,156
Interest and other income, net	(965)	217	(866)	335

Income (loss) before taxes	(5,450)	249	(3,268)	2,491
Income tax expense (benefit)	(1,580)	489	(560)	1,355

Income (loss) before minority interest	(3,870)	(240)	(2,708)	1,136
Minority interest in subsidiaries	19	(203)	30	(6)

Net income (loss)	$(3,889)	$(37)	$(2,738)	$1,142

Basic and diluted earnings (loss) per share	$(0.04)	$(0.00)	$(0.03)	$0.01

Weighted average shares outstanding - basic and diluted	88,558	76,531	87,505	76,538

(a)                                  Certain service costs previously classified in marketing and selling expenses have been reclassified to cost of product revenues in the following amounts: $0.9 million and $0.9 million for Q2 2004 and 2003, respectively, and $2.5 million and $1.5 million for the six months ended June 30, 2004 and 2003, respectively.

Bruker BioSciences Corporation

RECONCILIATION FROM GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

GAAP net loss	$(4,681)	$(1,578)	$(3,648)	$(3,195)

Adjustments, net of tax:

Amortization of acquisition-related assets	118	—	236	—

Write-off of investment	674	—	674	—

Other special charges	—	1,989	—	5,185

Minority interest in subsidiaries	—	(448)	—	(848)

Adjusted net income (loss)	$(3,889)	$(37)	$(2,738)	$1,142

Adjusted earnings (loss) per share	$(0.04)	$(0.00)	$(0.03)	$0.01

Weighted average shares outstanding - basic and diluted	88,558	76,531	87,505	76,538

Bruker BioSciences Corporation

RECONCILIATION FROM GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

GAAP net loss	$(4,681)	$(1,578)	$(3,648)	$(3,195)

Adjustments:

Interest and other (income) expense, net	965	(217)	866	(335)

Income tax expense (benefit)	(1,580)	(560)	(560)	307

Minority interest in subsidiaries	19	(651)	30	(854)

Operating loss	(5,277)	(3,006)	(3,312)	(4,077)

Depreciation and amortization	5,196	3,964	9,650	7,672

EBITDA	(81)	958	6,338	3,595

Write-off of investment	674	—	674	—

Other special charges	—	3,038	—	6,233

Adjusted EBITDA	$593	$3,996	$7,012	$9,828

Bruker BioSciences Corporation

BRUKER DALTONICS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net revenues	$34,882	$34,425	$73,710	$68,530

Operating income (loss)	$(1,816)	$340	$518	$(150)

Depreciation and amortization	3,008	2,641	5,851	5,093

EBITDA	1,192	2,981	6,369	4,943

Write-off of investment	324	—	324	—

Other special charges	—	906	—	2,815

Adjusted EBITDA	$1,516	$3,887	$6,693	$7,758

Bruker BioSciences Corporation

BRUKER AXS SELECTED OPERATING BUSINESS INFORMATION

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net revenues	$29,265	$26,478	$58,592	$55,432

Operating (loss) income	$(2,596)	$(3,347)	$(2,767)	$(3,927)

Depreciation and amortization	2,188	1,323	3,799	2,579

EBITDA	(408)	(2,024)	1,032	(1,348)

Write-off of investment	350	—	350	—

Other special charges	—	2,132	—	3,418

Adjusted EBITDA	$(58)	$108	$1,382	$2,070

Bruker BioSciences Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS

Current assets:
Cash and short-term investments	$79,225	$76,837
Accounts receivable, net	52,221	54,689
Inventories	105,241	110,052
Other current assets	14,651	9,047
Total current assets	251,338	250,625

Property and equipment, net	79,316	81,354
Intangible and other assets	17,489	19,052

Total assets	$348,143	$351,031

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$19,616	$18,587
Accounts payable	18,735	24,909
Other current liabilities	59,133	65,104
Total current liabilities	97,484	108,600

Long-term debt	26,844	26,374
Other long-term liabilities	13,651	13,507
Minority interest in subsidiaries	154	124

Total shareholders’ equity	210,010	202,426

Total liabilities and shareholders’ equity	$348,143	$351,031